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[CareScience LOGO]

                                                                        CONTACT:
                                                                      Cindy Ryan
                                                       Vice President, Marketing
                                                               CareScience, Inc.
                                                       Phone: 415-371-8055 x7138
                                                     Mail: cryan@carescience.com

FOR IMMEDIATE RELEASE
January 22, 2001

             CARESCIENCE EXPANDS PHARMACEUTICAL SOLUTIONS OFFERINGS
                 WITH ACQUISITION OF STRATEGIC OUTCOMES SERVICES

        PURCHASE STRENGTHENS THE COMPANY'S PRESENCE IN PHARMACEUTICAL AND
                            BIOTECHNOLOGY INDUSTRIES

PHILADELPIA, PA - CareScience, Inc. (Nasdaq: CARE), the on-line care management company, announced today that on January 12, 2001 the company acquired substantially all of the assets of Strategic Outcomes Services, Inc. (SOS), a leading pharmacoeconomic and outcomes research consulting firm. The combination of CareScience's Internet based products and resources with SOS' value-added services will enhance CareScience's pharmaceutical solutions offerings by significantly strengthening its research and consulting capabilities. Additionally, CareScience will have access to SOS' distinguished customer base of leading pharmaceutical and biotechnology companies. For the year ended December 31, 2000, SOS had approximately $1.0 million in revenue. The transaction is expected to be accretive to 2001 CareScience earnings.

        The purchase price consisted of a combination of $1.1 million in cash and 250,000 shares of CareScience common stock. CareScience also will be obligated to pay the shareholders of SOS future amounts of cash over the next three years, but only if SOS meets certain performance targets. Greg Hess, MD, MBA, formerly worldwide Vice President for SmithKline Beecham and currently Senior Vice President for CareScience will continue to manage and direct the pharmaceutical practice, including all services and products.

        SOS, based in Research Triangle Park, North Carolina, was founded in 1998 to provide high quality pharmacoeconomic and outcomes research services to the pharmaceutical and

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biotechnology industries. Since that time, SOS has grown to 15 employees and 4 senior-level, affiliated consultants, all of which will become members of the CareScience team. SOS provides services to over 25 of the world's leading pharmaceutical and biotechnology makers, including Allergan, Amgen, AstraZeneca, Bayer, Chiron, Boehringer Ingelheim, Glaxo Wellcome, Janssen, Johnson & Johnson, Eli Lilly, Pfizer and Pharmacia & Upjohn.

        SOS founders are among the most recognized pharmacoeconomic scientists in the United States. The founders include: Raymond J. Townsend, Pharm.D., who has more than 20 years of pharmaceutical industry experience and previously served as Vice President and Worldwide Director of Pharmacoeconomics, Epidemiology and Policy Research at Glaxo Wellcome; Michael Dickson, R.Ph., Ph.D., who has over 25 years of pharmaceutical experience and is currently Professor and Chairman of the Pharmacy Practice Department at the University of South Carolina College of Pharmacy; Christopher Kozma, R.Ph., PhD., who has over 20 years of pharmaceutical experience and was an Associate Professor at the University of South Carolina College of Pharmacy prior to joining SOS; Gene Reeder, R.Ph., Ph.D., who has over 27 years of pharmaceutical experience and is currently Professor and Associate Dean at the University of South Carolina College of Pharmacy; and Pat Ray Reese, who has over 8 years of industry experience and previously served as a Principal Pharmacoeconomic Scientist at Glaxo Wellcome. The sixth founder, Mark D. Dibner, PhD., MBA, is a neuropharmacologist and expert in the biotechnology industry who has worked with that industry for over 15 years and has written eight books on biotechnology in the United States and Japan. He has been on numerous industry advisory boards and Boards of Directors and served as SOS's first President from 1998 to 2000.

        "The combination of SOS with CareScience will enhance our pharmaceutical expertise, further complement our offerings to the hospital and ambulatory care markets and allow us to provide a complete drug development management solution to the pharmaceutical and biotechnology industries. SOS brings high quality and experienced health economic and outcomes researchers to CareScience along with a strong and respected client base. Furthermore, SOS' strong relationships in these industries will provide increased cross-selling opportunities for CareScience," said David J. Brailer, M.D., Ph.D., CEO of CareScience.

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        CareScience provides tools to the pharmaceutical industry that shorten and improve the yield of the drug development process. CareScience offerings include a suite of Internet and Intranet applications, sophisticated data analysis, decision-making support, consulting services and customized research and development studies. CareScience also co-develops customized extranets for advanced data access, improved trial design, analysis of new market opportunities and enhanced group productivity and decision-making.

        "SOS clearly sees the tremendous potential of combining its custom consulting capabilities with the Internet-based products and resources of CareScience," added Michael R. Pollock President of SOS. "Generating mission-critical health outcomes information to speed and optimize pharmaceutical development requires that data not only be available and accessible, but that it is appropriately analyzed and interpreted to aid decision-making. We are looking forward to working within the CareScience team to provide an even better research and consulting service to our clients through our access to high quality, timely and relevant health information."

ABOUT CARESCIENCE

        CareScience, Inc. (www.carescience.com) is the nation's leading provider of on-line care management services to the healthcare industry. Its products access, analyze and apply clinical data to the management of care, including quality monitoring, practice improvement, error tracking, and process efficiency. For the pharmaceutical industry, CareScience provides tools and services that shorten drug development time and improve development yield. CareScience has developed these tools in collaboration with leading public organizations, including the Wharton School of Business, the University of Pennsylvania, the National Library of Medicine, Los Alamos National Laboratory and the California HealthCare Foundation. CareScience has major offices in Philadelphia and San Francisco and is traded on the NASDAQ National Market under the symbol CARE.

FORWARD-LOOKING STATEMENTS

This announcement contains forward-looking statements that involve risks and uncertainties with respect to future events and financial performance. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. We use words such as anticipates, believes, expects, future and intends, and similar expressions to identify forward-looking statements. The potential risks and uncertainties include, among others, our limited operating history, the loss or impairment of our intellectual property rights, the health care industry's willingness to adopt our solutions, our failure to manage our growth, the competitive and constantly changing environment for our services; the loss of any of our key personnel, our failure to develop strategic relationships, our failure to use new technologies effectively or adapt emerging industry

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standards, changes in the health care industry or the failure of commercial users to accept Internet solutions. More information about potential factors that could affect the company's business and financial results is included in our filings with the Securities Exchange Commission, which can be found at the Commission's Web site (http://www.sec.gov).

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